Exhibit 99.2

StoneX Group Inc. Announces Private Offering of $550 Million of Senior Secured Notes due 2031
February 15, 2024

NEW YORK, Feb. 15, 2024 (GLOBE NEWSWIRE) -- StoneX Group Inc. (the "Company"; NASDAQ: SNEX), today announced that it intends to offer, subject to market conditions and other factors, $550 million in aggregate principal amount of Senior Secured Notes due 2031 (the "Notes"). The Notes and the related Note guarantees will be offered in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain persons outside the United States pursuant to Regulation S under the Securities Act.
The Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to (i) fund the redemption in full of the Company's 8.625% Senior Secured Notes due 2025, (ii) repay in full current borrowings under the Company's senior secured revolving credit facility, and (iii) pay related fees and expenses associated with the foregoing.
The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior secured second lien basis by each of the Company's existing and future subsidiaries that guarantees indebtedness under the Company's senior secured revolving credit facility and certain other senior indebtedness. The guarantees are subject to release under specified circumstances. The Notes and the related guarantees will be secured on a second priority basis by liens on substantially all of the Company's and the guarantors' property and assets, subject to certain exceptions and permitted liens. The liens on the Company's and the guarantors' assets that secure the Notes and the related guarantees will be contractually subordinated to the liens on the Company's and the guarantors' assets that secure the Company's and the guarantors' existing and future first lien obligations, including indebtedness under the Company's senior secured revolving credit facility, as a result of an intercreditor agreement to be entered into by the collateral agent for the Notes and the agent for the Company's senior secured revolving credit facility. The Notes are expected to pay interest semi-annually, in arrears.
This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes, the related guarantees or any other security, nor shall there be any offer, solicitation or sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers of the Notes and the related guarantees will be made only by means of a private offering memorandum. The Company gives no assurance that the proposed offering can be completed on any terms or at all.
The offer and sale of the Notes and related guarantees have not been, and will not be, registered under the Securities Act, or the securities laws of any other jurisdiction, and the Notes and related guarantees may not be offered or sold in the United States absent registration or applicable exemptions from registration requirements.

Cautionary Note Regarding Forward-Looking Statements

Statements in this release that are not historical facts are "forward-looking" statements and "safe harbor statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in the Company's public filings with the Securities and Exchange Commission. Forward-looking statements are based on management's current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the closing of the offering and expected use of proceeds. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks and other factors described in the Company's periodic reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-

looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

StoneX Group Inc.

Investor inquiries:

Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com